Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

CANTON, Ohio—April 26, 2004—Unizan Financial Corp. (NASDAQ: UNIZ), today announced its first quarter financial results. Net income for the first quarter of 2004 was $2.4 million, or $0.11 per diluted share. This compares with net income of $7.0 million, or $0.32 per diluted share, for the first quarter of 2003, and net income of $2.6 million, or $0.12 per diluted share for the fourth quarter of 2003. During the period, Unizan recognized an expense of $3.6 million pre-tax, or $2.4 million after-tax, in relation to the exercise of certain stock options and an additional expense of $1.2 million pre-tax, or $944 thousand after-tax, for merger-related professional fees. Net income for the first quarter of 2004, excluding the option charge and merger-related expenses, was $5.7 million, or $0.26 per diluted share.

On January 27, 2004, Huntington Bancshares Incorporated (NASDAQ: HBAN) and Canton, Ohio-based Unizan Financial Corp. announced the signing of a definitive agreement to merge the two organizations. Under the terms of the agreement, Unizan shareholders will receive 1.1424 shares of Huntington common stock, on a tax-free basis, for each share of Unizan. The merger is expected to close promptly following the end of the second quarter, pending customary regulatory approvals, as well as Unizan shareholder approval. The shareholder meeting is scheduled to take place on Tuesday, May 25, 2004.

“Unizan Financial Corp.’s results were slightly above the expectations we set for the first quarter of 2004,” said Roger Mann, Unizan Financial Corp.’s president and chief executive officer. “I am especially pleased as our net charge-offs remained relatively low.”

Net interest income—Net interest income was $18.8 million for the three months ended March 31, 2004, up 1.0% from the previous quarter and down 11.7% from the same quarter last year. The net interest margin was 3.08% for the first quarter of 2004 compared to 3.04% for the fourth quarter of 2003 and 3.54% for the first quarter of 2003. The increase from the previous quarter was attributable principally to a reduction in the cost of interest bearing liabilities to 2.48% compared to 2.55% the prior quarter.

Other income—Other income, excluding net securities gains and losses, was $6.9 million for the first quarter of 2004 compared with $7.0 million for the same period in 2003 and $6.6 million for the fourth quarter of 2003.

Customer service fees, representing service charges on deposits and fees for other banking services, increased by $291 thousand, or 18.7%, from the first quarter of 2003 and declined by $263 thousand, or 12.5%, from the fourth quarter of 2003. The increase from the first quarter 2003 was mainly attributed to increased activity and charges within demand deposit accounts.

Gains on sales of loans totaled $1.2 million, compared with $2.1 million in the first quarter of 2003 and $1.0 million in the fourth quarter of 2003. During the first quarter of 2004, gains from the sale of the guaranteed portion of its Small Business Administration (SBA) and other government guaranteed loans were $797 thousand, compared with $760 thousand of gains in the first quarter of 2003 and $797 thousand of gains in the fourth quarter of 2003.

Gains from the sale of residential mortgage loans in the first quarter of 2004 were $448 thousand compared with $1.4 million of gains recognized in the first quarter of 2003 and $196 thousand of gains in the fourth quarter of 2003. With the recent rise in rates, fees associated with the mortgage related business have declined as refinancing activity slowed.

Net security gains and losses, in the first quarter of 2004, included gains of $71 thousand compared to losses of $502 thousand in the prior quarter. The losses in the fourth quarter of 2003 related to the sales of equity securities and the write-down of a trust preferred security.

Other expense—Other expense was $21.4 million for the three months ended March 31, 2004, up 12.8% from the previous quarter and 28.2% from the same quarter last year. The principal reason for the increase in other expense compared to the previous quarter and the first quarter last year was the recognition of a $3.6 million expense related to the settlement of options in cash or with shares held less than six months. Additionally, the company recognized a $1.2 million expense for investment banker fees, due upon the signing of the merger agreement and for the fairness opinion, associated with the pending merger.

Provision for income taxes—The effective tax rate for the three months ended March 31, 2004 was 28.9% compared to 39.7% in the previous quarter and 31.4% in the same quarter last year.

Balance sheet—Total assets at March 31, 2004 were relatively stable at $2.8 billion compared to the same period last year and year-end 2003. In comparison to the prior quarter, assets increased by 1.2%. Assets declined a modest 1.6% versus the prior year with securities declining by 6.6% and loans increasing by 0.6% from the prior year period. Commercial real estate loans increased by $23.8 million, or 3.7%, from March 31, 2003 to March 31, 2004. Commercial real estate loans increased by $3.6 million, or 2.2%, on an annualized basis, from December 31, 2003 to March 31, 2004.

Total deposits decreased by 3.6% compared to the prior year. From March 31, 2003 to March 31, 2004, interest bearing deposits declined by 9.7% and certificate of deposits declined by 12.2% while non-interest bearing deposits increased 11.7% and savings deposits, including money market accounts, increased by 13.9%. This is consistent with management’s strategy to increase core deposits.

Asset quality—Non-performing loans to total loans increased to 1.45% at March 31, 2004 from 0.88% at March 31, 2003 and 1.32% at December 31, 2003. Non-performing loans at March 31, 2004 were $28.6 million compared to $17.2 million at March 31, 2003 and $25.9 million at December 31, 2003.

Non-performing loans, excluding the portion of the loans guaranteed by the government, at March 31, 2004 were $21.7 million compared to $14.2 million at March 31, 2003 and $19.4 million at December 31, 2003. The 66.2% increase in non-performing loans from March 31, 2003 was mainly due to a $3.1 million increase in non-performing commercial real estate loans, a $1.9 million increase in non-performing aircraft loans and a $4.6 million increase in non-performing SBA guaranteed loans, of which $3.9 million is guaranteed by the government. The 10.6% increase from December 31, 2003 was due primarily to a $1.6 million increase in non-performing commercial real estate loans and a $1.8 million increase in non-performing aircraft loans.

Net charge-offs were $1.0 million for the first quarter of 2004 compared to $1.3 million for the first quarter of 2003 and $1.5 million for the fourth quarter of 2003. Net charge-offs to average total loans were 0.20% for the first quarter of 2004 compared to 0.26% for the first quarter of 2003 and 0.31% for the fourth quarter of 2003. The decline in net charge-offs was attributed to a reduction in consumer charge-offs.

About Unizan

Unizan Financial Corp., a $2.8 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 43 full-service retail financial centers in five metropolitan markets in Ohio—Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

About Huntington

Huntington Bancshares Incorporated is a $31 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of nearly 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

Additional information about the merger and where to find it:

Huntington and Unizan filed relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which includes a proxy statement/prospectus. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Huntington and Unizan, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, Attention: Investor Relations, 614-480-4060, or Unizan Financial Corp., 220 Market Avenue South, Canton, Ohio, 44702, Attn: Media Relations, 330-438-4858.

Stockholders are urged to read the proxy statement/prospectus, and other relevant documents filed with the Securities and Exchange Commission regarding the proposed transaction, because they contain important information.

The directors and executive officers of Unizan and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Unizan’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC by Unizan on March 12, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	03/31/04	12/31/03	9/30/03	6/30/03	3/31/03
ASSETS
Federal funds sold and interest bearing deposits with banks	$5,080	$1,942	$4,517	$2,600	$3,989
Securities, net	487,316	474,636	489,758	506,245	521,585
Federal Home Loan Bank stock, at cost	35,061	34,716	34,369	34,026	33,691
Loans originated and held for sale	4,744	2,679	8,138	17,364	17,660
Loans:
Commercial, financial and agricultural	258,677	261,167	272,129	277,642	265,945
Aircraft	134,889	133,277	136,388	135,255	130,122
Commercial real estate	662,289	658,699	634,344	625,003	638,494
Residential real estate	449,057	450,398	425,030	439,862	480,510
Consumer	464,323	464,943	465,324	450,950	442,563

Total Loans less unearned income	1,969,235	1,968,484	1,933,215	1,928,712	1,957,634
Less allowance for loan losses	24,611	24,611	24,612	24,917	25,281

Net loans	1,944,624	1,943,873	1,908,603	1,903,795	1,932,353

Total earning assets	2,501,436	2,482,457	2,469,997	2,488,947	2,534,559

Cash and cash equivalents	71,924	56,558	86,869	75,522	77,895
Premises and equipment, net	24,641	25,353	26,049	26,747	27,025
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	17,836	18,661	19,500	20,344	21,190
Accrued interest receivable and other assets	77,987	76,860	76,402	75,575	77,373

Total Assets	$2,761,184	$2,727,249	$2,746,176	$2,754,189	$2,804,732

LIABILITIES
Deposits:
Non-interest bearing deposits	$214,844	$206,501	$211,404	$205,674	$192,318
Demand—interest bearing	257,012	276,037	282,391	301,009	284,646
Savings	531,437	531,134	522,703	517,154	466,725
Certificates and other time deposits	942,850	962,120	993,797	1,041,413	1,074,264

Total deposits	1,946,143	1,975,792	2,010,295	2,065,250	2,017,953

Total borrowings	483,093	421,885	406,436	363,646	455,731
Accrued taxes, expenses and other liabilities	25,262	26,749	26,920	26,098	33,300

Total Liabilities	2,454,498	2,424,426	2,443,651	2,454,994	2,506,984

SHAREHOLDERS’ EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	228,806	223,613	223,863	221,509	221,288
Retained earnings	74,461	74,993	75,355	71,471	67,608
Stock held by deferred compensation plan, 118,616, 118,616, 115,808, 113,126 and 89,418 shares at cost, respectively	(2,016)	(2,016)	(1,966)	(1,857)	(1,394)
Treasury stock, 368,389, 440,276, 474,665, 495,714 and 508,949 shares at cost, respectively	(14,392)	(11,515)	(12,126)	(10,052)	(10,479)
Accumulated other comprehensive loss	(2,296)	(4,375)	(4,724)	(3,999)	(1,398)

Total Shareholders’ Equity	306,686	302,823	302,525	299,195	297,748

Total Liabilities and Shareholders’ Equity	$2,761,184	$2,727,249	$2,746,176	$2,754,189	$2,804,732

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Three months ended
	03/31/04	12/31/03	9/30/03	6/30/03	3/31/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$8	$8	$11	$145	$9
Interest and dividends on securities	4,597	4,127	4,290	6,394	5,934
Interest and fees on loans and loans held for sale	27,674	28,401	28,238	29,906	31,397

Total interest income	32,279	32,536	32,539	36,445	37,340
Interest expense:
Interest on deposits	9,150	9,764	10,576	11,621	11,051
Interest on borrowings	4,337	4,164	5,148	4,807	4,998

Total interest expense	13,487	13,928	15,724	16,428	16,049

Net interest income	18,792	18,608	16,815	20,017	21,291
Provision for loan losses	1,000	1,492	1,026	1,046	1,269

Net interest income after provision for loan losses	17,792	17,116	15,789	18,971	20,022

Other income:
Trust, financial planning, brokerage and insurance sales	1,870	1,691	1,695	2,101	1,712
Customer service fees	1,844	2,107	1,996	1,708	1,553
Gains on sale of loans	1,245	993	1,796	2,206	2,130
Security gains/(losses), net	71	(502)	1,821	454	—
Other operating income	1,984	1,834	2,535	1,215	1,557

Total other income	7,014	6,123	9,843	7,684	6,952
Other expense:
Salaries, wages, pension and benefits	12,774	10,659	8,146	9,482	8,932
Occupancy expense	867	828	844	849	911
Furniture and equipment expense	534	562	586	609	558
Taxes other than income taxes	630	504	505	525	517
Intangible amortization expense	825	839	844	846	858
Other operating expense	5,784	5,598	4,744	4,489	4,934

Total other expense	21,414	18,990	15,669	16,800	16,710
Income before income taxes	3,392	4,249	9,963	9,855	10,264
Provision for income taxes	980	1,685	3,121	3,074	3,228

Net Income	$2,412	$2,564	$6,842	$6,781	$7,036

Earnings per share:
Basic	$0.11	$0.12	$0.32	$0.31	$0.32
Diluted	$0.11	$0.12	$0.31	$0.30	$0.32

Dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

Weighted average number of shares:
Basic	21,733,289	21,656,687	21,632,719	21,615,036	21,831,377
Diluted	21,972,349	21,940,831	22,134,304	22,459,500	22,290,839

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

EARNINGS	2004 1st Qtr	2003 4th Qtr	2003 3rd Qtr	2003 2nd Qtr	2003 1st Qtr
Net Interest Income FTE (1)	$19,061	18,909	17,103	20,305	21,533
Provision for loan losses	1,000	1,492	1,026	1,046	1,269
Other income	6,943	6,625	8,022	7,230	6,952
Security gains/(losses), net	71	(502)	1,821	454	—
Other expenses	21,414	18,990	15,669	16,800	16,710
FTE adjustment (1)	269	301	288	288	242
Net income	$2,412	2,564	6,842	6,781	7,036
Net income per share—diluted	$0.11	0.12	0.31	0.30	0.32

PERFORMANCE RATIOS
Return on average assets (ROA)	0.36%	0.38%	0.99%	0.97%	1.05%
Return on average common equity (ROE)	3.17%	3.35%	9.06%	9.00%	9.44%
Tangible return on average tangible assets	0.45%	0.48%	1.12%	1.09%	1.20%
Tangible return on avg. tangible common equity	6.05%	6.40%	15.61%	15.53%	16.52%
Net interest margin FTE	3.08%	3.04%	2.73%	3.19%	3.54%
Efficiency ratio (2)	60.52%	62.59%	54.98%	52.56%	55.32%

MARKET DATA
Book value/common share	$14.10	13.97	13.97	13.83	13.78
Tangible book value/common share	9.05	8.86	8.83	8.64	8.54
Period-end common share mkt value	24.91	20.25	19.95	17.57	18.32
Market as a % of book	176.7%	145.0%	142.8%	127.0%	132.9%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	121.68%	114.12%	43.22%	43.03%	41.46%
Average basic common shares	21,733,289	21,656,687	21,632,719	21,615,036	21,831,377
Average diluted common shares	21,972,349	21,940,831	22,134,304	22,459,500	22,290,839
Period end common shares	21,754,680	21,682,793	21,648,404	21,627,356	21,614,121
Common stock market capitalization	$541,909	439,077	431,886	379,993	395,971

ASSET QUALITY
Gross charge-offs	$1,683	2,265	1,901	1,995	1,723
Net charge-offs	1,000	1,494	1,330	1,410	1,259
Delinquency Ratio	1.67%	1.61%	1.65%	1.52%	1.28%
Allowance for loan losses	$24,611	24,611	24,612	24,917	25,281
Non-accrual loans	23,152	20,566	19,888	19,526	14,456
Past due 90 days or more & accruing	5,488	5,333	5,032	3,899	2,775
Other assets owned	1,793	2,143	2,095	2,655	2,135
Nonperforming assets (NPAs)	30,433	28,042	27,015	26,080	19,366
Restructured loans	2,530	2,565	2,598	2,630	2,662
Net charge-off ratio	0.20%	0.31%	0.27%	0.29%	0.26%
Allowance/loans	1.25%	1.25%	1.27%	1.29%	1.29%
NPL to loans	1.45%	1.32%	1.29%	1.21%	0.88%
NPA to loans + other assets	1.54%	1.42%	1.40%	1.35%	0.99%
Allowance to NPLs	85.93%	95.03%	98.76%	106.37%	146.72%

AVERAGE BALANCES
Assets	$2,728,886	2,706,490	2,732,860	2,802,727	2,716,720
Deposits	1,954,707	1,994,244	2,039,429	2,077,406	1,921,585
Loans	1,971,090	1,947,729	1,946,693	1,958,958	1,954,108
Earning assets	2,486,312	2,466,001	2,483,198	2,553,641	2,469,952
Shareholders’ equity	306,128	303,902	299,681	302,065	302,188

ENDING BALANCES
Assets	$2,761,184	2,727,249	2,746,176	2,754,189	2,804,732
Deposits	1,946,143	1,975,792	2,010,295	2,065,250	2,017,953
Loans	1,969,235	1,968,484	1,933,215	1,928,712	1,957,634
Goodwill and other intangible assets	109,807	110,632	111,471	112,315	113,161
Earning assets	2,501,436	2,482,457	2,469,997	2,488,947	2,534,559
Total shareholders’ equity	306,686	302,823	302,525	299,195	297,748

(1)	—FTE defined as fully tax-equivalent
(2)	—Excludes amortization of intangibles and impairment of goodwill expenses. First quarter 2004 excludes $3,638 of stock option expense and $1,203 merger related professional fees. Fourth quarter 2003 excludes $2,159 of expense related to a severance agreement. Second quarter 2003 excludes $1,232 of expense related to the termination of the defined benefit plan.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended March 31,
	2004			2003
	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
(dollars in thousands)
Interest-earning assets
Interest bearing deposits and federal funds sold	$4,395	$8	0.73%	$3,099	$9	1.18%
Securities	510,827	4,853	3.82	512,745	6,159	4.87
Total loans (2)	1,971,090	27,687	5.65	1,954,108	31,414	6.52

Total interest-earning assets (3)	2,486,312	32,548	5.27	2,469,952	37,582	6.17

Nonearning assets:
Cash and due from banks	57,353			58,476
Other nonearning assets	209,843			213,572
Allowance for loan losses	(24,622)			(25,280)

Total assets	$2,728,886			$2,716,720

Interest bearing liabilities:
Demand deposits	$258,295	$369	0.57%	$269,511	553	0.83%
Savings deposits	531,844	1,296	0.98	425,462	1,032	0.98
Time deposits	955,864	7,485	3.15	1,044,394	9,466	3.68
Subordinated note (5)	20,619	505	9.85	—	—	—
Company obligated mandatorily redeemable trust preferred (5)	—	—	—	20,000	505	10.24
Other borrowings	422,995	3,832	3.64	435,117	4,493	4.19

Total interest bearing liabilities	2,189,617	13,487	2.48	2,194,484	16,049	2.97

Noninterest bearing liabilities:
Demand deposits	208,704			182,218
Other liabilities	24,437			37,830
Shareholders’ equity	306,128			302,188

Total liabilities and equity	$2,728,886			$2,716,720

Net interest income and interest rate spread (3)		$19,061	2.79%		$21,533	3.20%

Net interest margin (4)			3.08%			3.54%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	The net interest margin represents net interest income as a percentage of average interest-earning assets.
(5)	As of December 31, 2003, based on new accounting guidance issued under FASB Interpretation No. 46, the amounts previously reported as “company obligated mandatorily redeemable trust preferred” have been recaptioned “subordinated note”. The deconsolidation of the Trust increased the Company’s balance sheet by $619, the difference representing the Company’s common ownership in the Trust.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)

	03/31/04	12/31/03	9/30/03	6/30/03	3/31/03
Non-performing loans:
Commercial	$1,294	$1,292	$1,348	$1,515	$446
Commercial real estate	5,713	4,112	4,294	3,422	2,652
Government guaranteed	9,334	8,939	8,573	7,821	4,723
Aircraft	2,003	247	134	59	88
Residential real estate	8,713	9,838	8,911	9,298	7,686
Direct installment loans	161	37	118	68	71
Indirect installment loans	212	212	331	164	642
Home equity	1,210	1,222	1,211	1,078	923

Total non-performing loans	$28,640	$25,899	$24,920	$23,425	$17,231
Less: Government guaranteed amount	6,965	6,537	6,765	6,227	3,077

Total non-performing loans excluding government guaranteed amount	$21,675	$19,362	$18,155	$17,198	$14,154
Total non-performing loans	$28,640	$25,899	$24,920	$23,425	$17,231
Other assets owned	1,793	2,143	2,095	2,655	2,135

Total non-performing assets	$30,433	$28,042	$27,015	$26,080	$19,366
Less: Government guaranteed amount	7,541	6,969	7,314	6,789	3,651

Total non-performing assets excluding government guaranteed amount	$22,892	$21,073	$19,701	$19,291	$15,715
Restructured loans	$2,530	$2,565	$2,598	$2,630	$2,662

Ratio of:
Non-performing loans to total loans	1.45%	1.32%	1.29%	1.21%	0.88%
Non-performing assets to total assets	1.10%	1.03%	0.98%	0.95%	0.69%
Non-performing assets to total loans + other assets	1.54%	1.42%	1.40%	1.35%	0.99%
Allowance to total loans	1.25%	1.25%	1.27%	1.29%	1.29%
Allowance to non-performing loans	85.93%	95.03%	98.76%	106.37%	146.72%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.10%	0.98%	0.94%	0.89%	0.72%
Non-performing assets to total assets	0.83%	0.77%	0.72%	0.70%	0.56%
Non-performing assets to total loans + other assets	1.16%	1.07%	1.02%	1.00%	0.80%
Allowance to non-performing loans	113.55%	127.11%	135.57%	144.88%	178.61%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

	03/31/04	12/31/03	9/30/03	6/30/03	3/31/03
Average loans and leases:
Commercial	$188,992	$193,154	$216,557	$211,014	$195,806
Commercial real estate	664,241	648,784	622,248	629,637	633,614
Government guaranteed	61,676	62,591	58,665	53,636	55,250
Aircraft	133,725	133,267	135,368	132,604	130,509
Residential real estate	453,362	439,369	443,603	469,754	482,719
Indirect installment loans	123,426	130,478	140,271	149,215	153,876
Home equity	307,116	298,712	283,578	261,613	242,606
Other consumer	38,552	41,374	46,403	51,485	59,728

Total average loans and leases	$1,971,090	$1,947,729	$1,946,693	$1,958,958	$1,954,108

Net charge-offs (recoveries):
Commercial	$(17)	$57	$43	$20	$79
Commercial real estate	261	101	266	—	393
Government guaranteed	255	102	48	102	(55)
Aircraft	—	(124)	—	7	28
Residential real estate	(50)	38	26	117	18
Indirect installment loans	371	716	620	935	697
Home equity	11	286	33	17	19
Other consumer	169	318	294	212	80

Total	$1,000	$1,494	$1,330	$1,410	$1,259

	03/31/04	12/31/03	9/30/03	6/30/03	3/31/03

Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	-0.04%	0.12%	0.08%	0.04%	0.16%
Commercial real estate	0.16%	0.06%	0.17%	0.00%	0.25%
Government guaranteed	1.65%	0.65%	0.33%	0.76%	-0.40%
Aircraft	0.00%	-0.37%	0.00%	0.02%	0.09%
Residential real estate	-0.04%	0.03%	0.02%	0.10%	0.01%
Indirect installment loans	1.20%	2.20%	1.77%	2.51%	1.81%
Home equity	0.01%	0.38%	0.05%	0.03%	0.03%
Other consumer	1.75%	3.07%	2.53%	1.65%	0.54%
Total	0.20%	0.31%	0.27%	0.29%	0.26%